Morgan Stanley Institutional Fund, Inc. Emerging
Markets Fixed Income Opportunities Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Aeropuertos Argentina 2000
SA 6.875% due 2/1/2027
Purchase/Trade Date:	1/30/2017
Offering Price of Shares: $99.888
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $180,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Fund's Total Assets: 0.75%
Brokers: Oppenheimer & Co., Inc.; Morgan Stanley
Purchased from: Oppenheimer & Co., Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Petrobas Global Finance BV
7.375% due 1/17/2027
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $90,000
Percentage of Offering Purchased by Fund: 0.005%
Percentage of Fund's Total Assets: 0.37%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.








Securities Purchased:  Petrobas Global Finance BV
6.125% due 1/17/2022
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $66,000
Percentage of Offering Purchased by Fund: 0.003%
Percentage of Fund's Total Assets: 0.27%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Republic of Colombia 5.00% due
6/15/2045
Purchase/Trade Date: 1/18/2017
Offering Price of Shares: $97.828
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $240,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.98%
Brokers: Citigroup, Itau BBA, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.














Securities Purchased:  The Province of Cordoba 7.450%
due 9/1/2024
Purchase/Trade Date: 2/22/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $510,000,000
Amount Purchased by Fund: $170,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 0.71%
Brokers: JP Morgan; Morgan Stanley
Purchased from: J. P. Morgan Securities, Morgan
Stanley
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Rumo Luxembourg Sarl 7.375%
due 2/9/2024
Purchase/Trade Date: 2/2/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $245,000
Percentage of Offering Purchased by Fund: 0.033%
Percentage of Fund's Total Assets: 1.02%
Brokers: BB Securities; Bradesco BBI; BTG Pactual;
Itau BBA; Morgan Stanley; Santander
Purchased from: Santander Investment Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.












Securities Purchased:  Noble Group Ltd. 8.750% due
3/9/2022
Purchase/Trade Date: 3/6/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.027%
Percentage of Fund's Total Assets: 0.81%
Brokers: HSBC, ING, Morgan Stanley, Societe General
Corporate & Investment Banking, ABN AMRO Bank,
DBS Bank Ltd., Rabobank,
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.